Exhibit 99.1

Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

XILINX ANNOUNCES Q1 FISCAL 2016 RESULTS;
20NM SALES EXCEED $10 MILLION

SAN JOSE, CA, July 22, 2015-- Xilinx, Inc. (Nasdaq: XLNX) today announced first quarter fiscal 2016 sales of $549 million, down 3% from the prior quarter and down 10% from the same quarter of the prior fiscal year. First quarter fiscal 2016 gross margin was 71% and net income was $148 million, or $0.55 per diluted share.
The Xilinx Board of Directors announced a quarterly cash dividend of $0.31 per outstanding share of common stock, payable on August 26, 2015 to all stockholders of record at the close of business on August 6, 2015.
Additional first quarter comparisons are represented in the charts below:

GAAP Results
(In millions, except EPS)

				Growth Rates
	Q1 FY 2016	Q4 FY 2015	Q1 FY 2015	Q-T-Q	Y-T-Y
Net revenues	$549	$567	$613	-3%	-10%
Operating income	$178	$159	$207	13%	-14%
Net income	$148	$135	$174	10%	-15%
Diluted earnings per share	$0.55	$0.50	$0.62	10%	-11%

“The quarter was marked by strong profitability with Xilinx delivering a 71% gross margin,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “From a product perspective, technology leadership on the 20nm node is translating to sales leadership. During the quarter, sales from Xilinx’s newest 20nm Ultrascale™ product family surpassed $10 million with particular strength coming from Virtex® Ultrascale, the industry’s only 20nm, high-end FPGA family. In addition, sales from the Company’s 28nm Zynq®-7000 platform were exceptionally strong during the quarter with primary strength from ADAS applications.”

Net Revenues by Geography:

	Percentages			Growth Rates
	Q1 FY 2016	Q4 FY 2015	Q1 FY 2015	Q-T-Q	Y-T-Y
North America	34%	32%	26%	2%	18%
Asia Pacific	36%	37%	43%	-7%	-24%
Europe	19%	21%	21%	-11%	-19%
Japan	11%	10%	10%	8%	-5%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q1 FY 2016	Q4 FY 2015	Q1 FY 2015	Q-T-Q	Y-T-Y
Communications & Data Center	38%	41%	53%	-11%	-36%
Industrial, Aerospace & Defense	44%	42%	31%	3%	27%
Broadcast, Consumer & Automotive	18%	17%	16%	1%	2%

Note: The end market categories represented above have been restated to reflect the consolidation of the Other category into Communications & Data Center. For comparative purposes, we have provided supplemental information on our website at www.investor.xilinx.com that presents results based on previous classifications.

Net Revenues by Product:

	Percentages			Growth Rates
	Q1 FY 2016	Q4 FY 2015	Q1 FY 2015	Q-T-Q	Y-T-Y
New	38%	41%	31%	-10%	10%
Mainstream	25%	25%	37%	-4%	-40%
Base	34%	30%	29%	8%	5%
Support	3%	4%	3%	-8%	-4%

Products are classified as follows:

New products: Virtex and Kintex® Ultrascale, Virtex‐7, Kintex‐7, Artix®-7, Zynq-7000, Spartan™‐6 products
Mainstream products: Virtex-6, Virtex‐5, and CoolRunner™‐II products
Base products: Virtex‐4, Virtex‐II, Virtex‐E, Spartan-3 Spartan-II, CoolRunner and XC9500 products
Support products: Configuration solutions, HardWire, Software & Support/Services

Note: The product categories represented above have been modified to make categories more meaningful given new product introductions and the maturing of products. For comparative purposes, we have provided supplemental information on our website at www.investor.xilinx.com that presents results based on previous classifications.

Key Statistics:
(Dollars in millions)

	Q1 FY 2016	Q4 FY 2015	Q1 FY 2015

Annual Return on Equity (%)*	22	24	25

Operating Cash Flow	$183	$166	$130

Depreciation Expense	$13	$14	$13

Capital Expenditures	$8	$6	$9

Combined Inventory Days	138	136	135

Revenue Turns (%)	46	51	47

*Return on equity calculation: Annualized net income/average stockholders’ equity

Highlights – June Quarter Fiscal 2016

•
Xilinx taped out the industry's first All Programmable Multi-Processor SoC (MPSoC) using TSMC's 16FF+ process. This product family targets applications in embedded vision, including ADAS, Industrial Internet of Things, and 5G wireless systems. The All Programmable Zynq UltraScale+™ MPSoC enables the development of flexible, standards-based platforms by providing 5X system level performance/watt and any-to-any connectivity with the security and safety required for next generation systems.

•
Xilinx announced that it has collaborated with TSMC on the 7nm process and 3D IC technology for its next generation of All Programmable FPGAs, MPSoCs, and 3D ICs. The technology represents the fourth consecutive generation where the two companies have worked together on advanced process and CoWoS 3D stacking technology, and will become TSMC's fourth generation of FinFET technology. The collaboration will provide Xilinx a multi-node scaling advantage and build on its outstanding product, execution, and market success at 28nm, 20nm, and 16nm nodes.

•
Xilinx, Inc. announced the public access release of the SDSoC™ development environment to expand the user base of Zynq® SoCs and MPSoCs to a broad community of systems and software engineers. The SDSoC development environment, a member of the SDx™ family, includes expanded library, board, and design services ecosystem support, enabling embedded C/C++ application development. This public access release also features enhancements to the integrated design environment (IDE) for ease of programming and platform development.

•
Xilinx continued to demonstrate a strong commitment to returning value to stockholders. In the June quarter, the Company repurchased $100 million of stock and paid $80 million in dividends, representing nearly 100% of operating cash flow generated during the quarter.

Business Outlook – September Quarter Fiscal 2016
•Sales are expected to be down 2% to 6% sequentially.
•Gross margin is expected to be 69% to 70%.

•	Operating expenses are expected to be approximately $217 million including $2 million of amortization of acquisition-related intangibles.

•	Other income and expenses are expected to be a net expense of approximately $10 million.
•Fully diluted share count is expected to be approximately 268 million.
•September quarter tax rate is expected to be approximately 12%.

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the June quarter financial results and management's outlook for the September quarter. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 65209454. The telephonic replay will be available for two weeks following the live call.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the September quarter of fiscal 2016. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, and other risk factors listed in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops All Programmable technologies and devices, beyond hardware to software, digital to analog, and single to multiple die in 3D ICs.  These industry leading devices are coupled with a next-generation design environment and IP to serve a broad range of customer needs, from programmable logic to programmable systems integration.  For more information, visit www.xilinx.com.

#1545F
Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended
	June 27, 2015	March 28, 2015	June 28, 2014
Net revenues	$549,008	$566,900	$612,633
Cost of revenues	159,954	170,379	189,189
Gross margin	389,054	396,521	423,444
Operating expenses:
Research and development	126,648	131,942	122,013
Selling, general and administrative	82,143	79,198	92,513
Amortization of acquisition-related intangibles	1,769	2,370	2,418
Restructuring charges	—	24,491	—
Total operating expenses	210,560	238,001	216,944
Operating income	178,494	158,520	206,500
Interest and other income (expense), net	(10,527)	958	(6,222)
Income before income taxes	167,967	159,478	200,278
Provision for income taxes	20,252	24,855	26,667
Net income	$147,715	$134,623	$173,611
Net income per common share:
Basic	$0.57	$0.52	$0.65
Diluted	$0.55	$0.50	$0.62
Cash dividends per common share	$0.31	$0.29	$0.29
Shares used in per share calculations:
Basic	258,021	260,857	267,648
Diluted	270,730	269,514	281,579

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	June 27, 2015	March 28, 2015*
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$3,332,425	$3,303,061
Accounts receivable, net	251,988	246,615
Inventories	222,013	231,328
Deferred tax assets and other current assets	173,300	154,047
Total current assets	3,979,726	3,935,051
Net property, plant and equipment	294,487	301,038
Long-term investments	248,431	266,902
Other assets	392,905	395,074
Total assets	$4,915,549	$4,898,065

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$322,616	$321,082
Deferred income on shipments to distributors	55,731	66,071
Current portion of long-term debt	578,816	576,053
Total current liabilities	957,163	963,206
Long-term debt	995,086	994,839
Deferred tax liabilities	301,130	289,868
Other long-term liabilities	14,357	14,611
Temporary equity	21,183	23,947
Stockholders' equity	2,626,630	2,611,594
Total Liabilities, Temporary Equity and Stockholders' Equity	$4,915,549	$4,898,065

* Derived from audited financial statements

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended
	June 27, 2015	March 28, 2015	June 28, 2014
SELECTED CASH FLOW INFORMATION:
Depreciation	$13,253	$14,409	$13,468
Amortization	4,354	4,092	5,205
Stock-based compensation	26,320	19,959	22,106
Net cash provided by operating activities	183,153	166,039	130,119
Purchases of property, plant and equipment	7,689	5,937	9,116
Payment of dividends to stockholders	80,206	75,608	77,421
Repurchases of common stock	100,000	174,994	101,016
Proceeds from issuance of common stock
to employees and excess tax benefit	22,283	36,316	16,855

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,964	$1,692	$1,992
Research and development	14,692	9,941	10,505
Selling, general and administrative	9,664	7,747	9,609
Restructuring	—	579	—